OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Hutchinson Technology Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HUTCHINSON TECHNOLOGY INCORPORATED

40 West Highland Park Drive NE

Hutchinson, Minnesota 55350
(320) 587-3797

December 16, 2004

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders to be held at the principal executive offices of Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota, commencing at 10:00 a.m., central time, on Wednesday, January 26, 2005. The Secretary’s notice of annual meeting and the proxy statement that follow describe the matters to come before the meeting.

      We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, as quickly as possible, even if you plan to attend the annual meeting. You may revoke the proxy and vote in person at that time if you so desire.

Sincerely,

Wayne M. Fortun
Chief Executive Officer

VOTING METHOD
Notice of Annual Meeting of Shareholders to be held on January 26, 2005
PROXY STATEMENT
GENERAL INFORMATION
Record Date and Quorum
Voting of Proxies
Shareholder Proposals
Effect of Abstentions and “Broker Non-Votes”
Required Vote
Adjournment of Meeting
Expenses of Soliciting Proxies
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
Composition of Our Board of Directors
Required Vote
Directors and Director Nominees
Board of Directors Meetings and Attendance
Committees of Our Board of Directors
Principles of Corporate Governance
Director Qualifications
Director Nomination Process
Director Compensation
Director Independence
Attendance at Annual Meeting
Compensation Committee Interlocks and Insider Participation
Communication with Our Board of Directors
PROPOSAL NO. 2 -- APPROVAL OF THE AMENDMENT AND RESTATMENT OF THE 1996 INCENTIVE PLAN
Introduction
Award Grants
Market Price of Common Stock
Summary of the Plan
Required Vote
PROPOSAL NO. 3 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees
Approval of Independent Registered Public Accounting Firm Services and Fees
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTION TABLES
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITYHOLDERS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Overview
Compensation Philosophy
Base Salary
Annual Incentive Compensation
Stock Options
Benefits
Compliance with Section 162(m) of the Internal Revenue Code
Conclusion
ADDITIONAL INFORMATION
ANNEX A HUTCHINSON TECHNOLOGY INCORPORATED AMENDED AND RESTATED 1996 INCENTIVE PLAN

VOTING METHOD

      The accompanying proxy statement describes important issues affecting Hutchinson Technology Incorporated. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You also may revoke your proxy any time before the annual meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

      1.   BY TELEPHONE

a.	On a touch-tone telephone, call toll-free 1-800-560-1965, 24 hours a day, seven days a week, until 12 p.m. (noon) (CT) on January 25, 2005.

b.	Please have your proxy card and the last four digits of your Social Security Number.

c.	Follow the simple instructions provided.

      2.   BY INTERNET

a.	Go to the web site at http://www.eproxy.com/htch/, 24 hours a day, seven days a week, until 12 p.m. (noon) (CT) on January 25, 2005.

b.	Please have your proxy card and the last four digits of your Social Security Number to obtain your records and create an electronic ballot.

c.	Follow the simple instructions provided.

3.	BY MAIL (if you vote by telephone or Internet, please do not mail your proxy card)

a.	Mark, sign and date your proxy card.

b.	Return it in the enclosed postage-paid envelope or return it to Hutchinson Technology Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, Minnesota 55164-0873.

      If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

      Your vote is important. Thank you for voting.

HUTCHINSON TECHNOLOGY INCORPORATED

Notice of Annual Meeting of Shareholders
to be held on January 26, 2005

       The annual meeting of shareholders of Hutchinson Technology Incorporated will be held at the principal executive offices of Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350, commencing at 10:00 a.m., central time, on Wednesday, January 26, 2005 for the following purposes:

1.	To elect a board of directors of eight directors, to serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified.

2.	To approve the amendment and restatement of the Hutchinson Technology Incorporated 1996 Incentive Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,250,000 shares to 5,000,000 shares.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 25, 2005.

4.	To transact other business that may properly be brought before the meeting.

      Our board of directors has fixed December 2, 2004 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

      Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to date, sign and mail the enclosed proxy in the postage-paid envelope that is provided, or vote the enclosed proxy by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card. The proxy may be revoked by you at any time prior to being exercised, and returning your proxy or voting your proxy by telephone or through the Internet will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

Peggy Steif Abram
Secretary

Hutchinson, Minnesota
December 16, 2004

PROXY STATEMENT

GENERAL INFORMATION

      The enclosed proxy is being solicited by our board of directors for use in connection with the annual meeting of shareholders to be held on Wednesday, January 26, 2005 at our principal executive offices located at 40 West Highland Park Drive NE, Hutchinson, Minnesota, at 10:00 a.m., central time, and at any adjournments thereof. Our telephone number is (320) 587-3797. The mailing of this proxy statement and our board of directors’ form of proxy to shareholders will commence on or about December 16, 2004.

Record Date and Quorum

      Only shareholders of record at the close of business on December 2, 2004 will be entitled to vote at the annual meeting or adjournment. At the close of business on the record date, we had 24,951,270 shares of our common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Voting of Proxies

      Proxies in the accompanying form that are properly signed and duly returned to us, or voted by telephone or through the Internet in accordance with the voting instructions set forth on the enclosed proxy card, and not revoked, will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to one of our officers of termination of the proxy’s authority or a properly signed and duly returned proxy bearing a later date.

Shareholder Proposals

      We must receive shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2006 that are requested to be included in the proxy statement for that meeting at our principal executive office no later than August 18, 2005. We must receive any other shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2006 at our principal executive office no later than October 28, 2005.

Effect of Abstentions and “Broker Non-Votes”

      If shareholders indicate on their proxy card that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the annual meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals and these shareholders are in effect casting a negative vote. A shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on a certain proposal will not be considered present and entitled to vote on that proposal.

      If a shareholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against “routine” matters, such as the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the approval of the amendment and restatement of the Hutchinson Technology Incorporated 1996

Incentive Plan, known as the Incentive Plan. These rules apply to us notwithstanding the fact that shares of our common stock are traded on The Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a “routine” proposal, these shares are counted for the purpose of establishing a quorum and also will be counted for the purpose of determining the outcome of “routine” proposals. If a broker chooses to leave these shares unvoted, even on “routine” matters, they will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals.

Required Vote

      Shareholders are entitled to one vote for each share of our common stock held as of the record date. The affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our common stock present and entitled to vote on each proposal is required for approval of each proposal presented in this proxy statement. Shareholders do not have the right to cumulate their votes in the election of directors. Negative votes will not affect the outcome of the election of directors. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the approval of the amendment and restatement of the Incentive Plan.

      Because brokers may not vote “unvoted” shares on behalf of their customers for “non-routine” matters such as the approval of the amendment and restatement of the Incentive Plan, it is critical that shareholders vote their shares. If you do not vote your shares, you will not have a say in the important issues to be presented at the annual meeting.

Adjournment of Meeting

      If a quorum is not present to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

      We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees may solicit proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Composition of Our Board of Directors

      Our bylaws provide that our business will be managed by or under the direction of a board of directors of not less than three nor more than nine directors, which number will be determined by the shareholders at their annual meeting. Each director will be elected at the annual meeting for a term of one year or until a successor is elected and has qualified. Our board of directors has recommended that the number of directors to be elected for the ensuing year be set at eight and has nominated the eight persons named below for election as directors. Proxies solicited by our board of directors will, unless otherwise directed, be voted to elect the eight nominees named below to constitute the entire board of directors.

Required Vote

      Election to our board of directors of each of the eight nominees named below requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of our common stock present and entitled to vote on the election of directors.

Directors and Director Nominees

      All of the nominees named below are current directors of our company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but in case any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed proxy form may vote for a substitute nominee in their discretion.

      The following table sets forth certain information regarding each director nominee:

			Director
Name	Age	Position	Since

Jeffrey W. Green	64	Chairman of the Board of Directors and Director	1965
Wayne M. Fortun	55	President, Chief Executive Officer and Director	1983
W. Thomas Brunberg	64	Director	1975
Archibald Cox, Jr.	64	Director	1996
Russell Huffer	55	Director	1999
R. Frederick McCoy, Jr.	47	Director	2002
William T. Monahan	57	Director	2000
Richard B. Solum	60	Director	1999

      Jeffrey W. Green co-founded our company. He has been Chairman of our board of directors since January 1983, and served as our Chief Executive Officer from January 1983 to May 1996.

      Wayne M. Fortun has been with our company since 1975, was elected President and Chief Operating Officer in 1983 and Chief Executive Officer in May 1996, and is now President and Chief Executive Officer. He is also a director of G&K Services, Inc. and C.H. Robinson Worldwide, Inc.

      W. Thomas Brunberg is a certified public accountant and since March 1991 has been President, Chief Executive Officer and a managing shareholder in, and is presently Chairman of the Board of Directors of, the Minneapolis accounting firm of Brunberg Blatt and Company, Inc.

      Archibald Cox, Jr. has been President and Chief Executive Officer since February 1999, and was Vice Chairman and President from October 1995 until February 1999, of Magnequench, Inc., a manufacturer of magnetic material. He has been Chairman of Sextant Group, Inc., a financial advisory firm, since August 1993.

      Russell Huffer has been Chairman of Apogee Enterprises, Inc., a manufacturer of glass products, services and systems, since June 1999. He has been President, Chief Executive Officer and a director of Apogee since January 1998, and has served in various senior management positions with Apogee or its subsidiaries since 1986.

      R. Frederick McCoy, Jr. has been President, Cardiac Rhythm Management, of Guidant Corporation, a developer, manufacturer and marketer of innovative medical technologies for the treatment of cardiac and vascular diseases, since May 2000. He served as President, Guidant Asia Pacific Operations, from January 1997 through April 2000.

      William T. Monahan was Chairman of the Board, President, Chief Executive Officer and a director of Imation Corp., a developer, manufacturer and marketer of data storage and imaging products and services, from March 1996 to June 2004. He has served as President of Business Forensics, a proprietary consulting firm, since June 2004. He is also a director of Pentair, Inc. and The Mosaic Company.

      Richard B. Solum has been a partner in the law firm of Dorsey & Whitney LLP since July 1998. He was a judge of the Hennepin County District Court from January 1992 through June 1998. He previously served as a director of our company from 1977 until January 1992.

      None of the above nominees is related to each other or to any of our executive officers.

Board of Directors Meetings and Attendance

      Our board of directors held eight meetings during fiscal year 2004. During fiscal year 2004, each director attended at least 75% of the meetings of our board of directors and of the board committees on which he serves.

Committees of Our Board of Directors

Audit Committee

      W. Thomas Brunberg, Russell Huffer and Richard B. Solum comprise our audit committee. Our audit committee’s function is one of oversight and, in that regard, our audit committee meets with our management and internal auditor, and our independent registered public accounting firm, to review and discuss our financial reporting and our controls respecting accounting and risk of material loss. The responsibilities of our audit committee are set forth in the Audit Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations; the current version was adopted by our board of directors on November 19, 2003 and is available on our website at www.htch.com. Our audit committee held six meetings in fiscal year 2004.

      Our board of directors has determined that all members of our audit committee are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and as that term is defined by Section 301 of the Sarbanes-Oxley Act of 2002. Our audit committee received information from management and pre-approved all non-audit services provided by our independent registered public accounting firm, and has considered prior to engagement, whether the provision of those services is compatible with maintaining the independent registered public accounting firm’s independence. Our board of directors has determined that Mr. Brunberg, a member of our audit committee, is an “audit committee financial expert” as defined by Securities and Exchange Commission regulations.

Compensation Committee

      Archibald Cox, Jr., R. Frederick McCoy, Jr. and William T. Monahan comprise our compensation committee. All members of our compensation committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our compensation committee held ten meetings in fiscal year 2004. Our compensation committee discharges our board of directors’ responsibilities with respect to all forms of compensation of our executive officers and oversight of our compensation plans. The responsibilities of our compensation committee are set forth in the Compensa-

tion Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and is available on our website at www.htch.com.

Governance and Nominating Committee

      Russell Huffer, William T. Monahan and Richard B. Solum comprise our governance and nominating committee. All members of the governance and nominating committee are “independent,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. Our governance and nominating committee held four meetings in fiscal year 2004. Our governance and nominating committee assists the board of directors in developing and implementing our Principles of Corporate Governance, identifying candidates for director positions, determining the composition of our board of directors and our board committees, and maintaining a high standard of governance, care and due diligence in carrying out their responsibilities. The responsibilities of our governance and nominating committee are set forth in the Governance and Nominating Committee Charter, which is regularly reviewed in light of Securities and Exchange Commission and National Association of Securities Dealers regulations and is available on our website at www.htch.com.

Competitive Excellence Committee

      In July 2004, the board of directors created a competitive excellence committee composed of Jeffrey W. Green, Russell Huffer and R. Frederick McCoy, Jr. Our competitive excellence committee held one meeting in fiscal year 2004. Our competitive excellence committee evaluates management’s identification of areas that afford the opportunity for competitive advantage, management’s effectiveness in improving the identified areas, and our standing in these areas, and in total, our standing relative to our competitors. The responsibilities of our competitive excellence committee are set forth in the Competitive Excellence Committee Charter, which is available on our website at www.htch.com.

Principles of Corporate Governance

      Our board of directors has adopted Principles of Corporate Governance to assist in the performance of its responsibilities. These principles are available on our website at www.htch.com.

Director Qualifications

      Candidates for director nominees are reviewed in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our shareholders. The governance and nominating committee will consider, at a minimum, the following factors in recommending to our board of directors potential new members, or the continued service of existing members, in addition to other factors it deems appropriate based on the current needs and desires of our board of directors:

•	demonstrated character and integrity; an inquiring mind; experience at a strategy/policy setting level; sufficient time to devote to our affairs; high-level managerial experience;

•	whether the member/potential member is subject to a disqualifying factor, such as, relationships with our competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

•	the member’s/potential member’s independence;

•	whether an existing member has reached retirement age or a term limit;

•	whether the member/potential member assists in achieving a mix of members that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

•	whether the member/potential member, by virtue of particular experience, technical expertise or specialized skills, will add specific value as a member;

•	any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service;

•	experience in one or more fields of business, professional, governmental, communal, scientific or educational endeavor; and

•	whether the member/potential member has a general appreciation regarding major issues facing public companies of a size and scope similar to us.

Director Nomination Process

      Our governance and nominating committee selects nominees for directors pursuant to the following process:

•	the identification of director candidates by our governance and nominating committee based upon suggestions from current directors and senior management, recommendations by shareholders and/or use of a director search firm;

•	a review of the candidates’ qualifications by our governance and nominating committee to determine which candidates best meet our board of directors’ required and desired criteria;

•	interviews of interested candidates among those who best meet these criteria by the entire governance and nominating committee;

•	a report to our board of directors by our governance and nominating committee on the selection process; and

•	formal nomination by our governance and nominating committee for inclusion in the slate of directors for the annual meeting of shareholders or appointment by our board of directors to fill a vacancy during the intervals between shareholder meetings.

Our governance and nominating committee will reassess the qualifications of a director, including the director’s past contributions to our board of directors and the director’s attendance and contributions at board of directors and board committee meetings, prior to recommending a director for reelection to another term.

      Shareholders who wish to recommend individuals for consideration by our governance and nominating committee to become nominees for election to our board of directors may do so by submitting a written recommendation to our Governance and Nominating Committee, c/o Chief Financial Officer, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350. Submissions must include a written recommendation and the reason for the recommendation, biographical information concerning the recommended individual, including age, a description of the recommended individual’s past five years of employment history and any past and current board memberships. The submission must be accompanied by a written consent of the individual to stand for election if nominated by our governance and nominating committee and to serve if elected by our board of directors or our shareholders, as applicable. Alternatively, shareholders may directly nominate a person for election to our board of directors by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the Securities and Exchange Commission and any applicable laws.

Director Compensation

      2004 Annual Retainers and Meeting Fees. Each of our non-employee directors elected to receive, in lieu of a cash retainer fee, 1,257 shares of restricted common stock, issued pursuant to the Incentive Plan. Each non-employee director also received a fee of $1,250 for each board of directors meeting attended in person or by conference call, and $1,250 for each board committee meeting attended by the director. W. Thomas Brunberg elected to receive, in lieu of a cash fee for serving as chair of the audit committee, 455 shares of restricted common stock, issued pursuant to the Incentive Plan. Archibald Cox, Jr. elected to receive, in lieu of a cash fee for serving as chair of the compensation committee, 227 shares of restricted common stock, issued pursuant to the Incentive Plan. Richard B. Solum received a fee of $4,000 for serving as chair of the governance and nominating committee. Richard B. Solum received a fee of $4,000 for serving as a member of the audit committee and W. Thomas Brunberg and Russell Huffer each elected to receive, in lieu of a cash fee for serving as members of the audit committee, 227 shares of restricted common stock, issued pursuant to the Incentive Plan.

      2004 Option Grants. On January 28, 2004, each non-employee director elected to our board of directors on that date received an option pursuant to the Incentive Plan to purchase 3,000 shares of common stock at an exercise price of $30.279 per share, which was equal to the fair market value per share of the common stock at the time the option was granted. The options granted to non-employee directors generally are not exercisable for one year after the date of grant.

      Directors’ Retirement Plan. Non-employee directors are entitled to receive retirement benefits under our Directors’ Retirement Plan. Under the retirement plan, following cessation of service as a director (a) after at least five years of service on our board of directors, (b) upon reaching age 65, or (c) regardless of the length of service on our board of directors, as a result of a non-employee director’s death or permanent disability while a director, a non-employee director (or his or her beneficiary) will receive a cash retirement benefit equal on an annual basis to the amount of the annual retainer fee (exclusive of meeting fees) in effect at the time the individual ceases to serve on our board of directors. The benefit is payable no less frequently than annually for a period equal to one-half of the period the non-employee director served on our board of directors up to a maximum payment period of five years. Payments otherwise due in installments may become payable in a lump sum upon the occurrence of certain change of control events specified in the retirement plan.

Director Independence

      Our board of directors has determined that all of its members except Jeffrey W. Green and Wayne M. Fortun are “independent,” as that term is used in Section 10A of the Securities Exchange Act of 1934, and as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers regulations.

Attendance at Annual Meeting

      Our board of directors encourages each of its members to attend all annual meetings of shareholders that occur during a member’s service on our board of directors. All the members of our board of directors attended our 2004 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

      No member of the compensation committee has ever been an officer or employee of our company or of any of our subsidiaries or affiliates. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our board of directors or on our compensation committee.

Communication with Our Board of Directors

      You may contact our board of directors by mail addressed to the attention of our board of directors or a specific director identified by name or title, Hutchinson Technology Incorporated, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350. All communications will be submitted to our board of directors or the specified board member on a periodic basis.

      Our board of directors recommends that the shareholders vote for the election of each of the eight nominees listed above to constitute our board of directors.

PROPOSAL NO. 2 — APPROVAL OF THE

AMENDMENT AND RESTATMENT OF THE 1996 INCENTIVE PLAN

Introduction

      In November 1996, our board of directors adopted, and our shareholders subsequently approved, the Incentive Plan. As originally adopted, the Incentive Plan authorized the issuance of up to 3,000,000 shares of our common stock pursuant to awards under the Incentive Plan. On January 29, 2003, our shareholders approved an amendment and restatement of the Incentive Plan that, among other things, increased the aggregate number of shares of our common stock authorized for issuance under the Incentive Plan by 750,000 shares, from a total of 3,000,000 shares to 3,750,000 shares.

      As of September 26, 2004, awards (net of canceled or expired awards) covering an aggregate of approximately 3,129,060 shares of our common stock had been granted under the Incentive Plan, and only 620,940 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future grants under the Incentive Plan. Under the Incentive Plan, options to purchase approximately 2,636,054 shares of our common stock remained outstanding as of September 26, 2004 and options to purchase 2,456,480 shares of our common stock remained outstanding as of December 2, 2004. Under the Incentive Plan, during our fiscal year 2004 we granted to all current executive officers as a group options to purchase an aggregate of 123,900 shares at an exercise price of $32.38 per share, and to all employees (excluding current executive officers) as a group options to purchase an aggregate of 282,090 shares at an exercise price of $32.38 per share.

      The purpose of the Incentive Plan is to promote the interests of our company and our shareholders by providing our personnel with an opportunity to acquire a proprietary interest in our company and thereby develop a stronger incentive to put forth maximum effort for our continued success and growth. In addition, our board of directors believes that the opportunity to acquire a proprietary interest in our company will aid in attracting and retaining personnel of outstanding ability. On December 1, 2004, our board of directors approved the amendment and restatement of the Incentive Plan, subject to shareholder approval, to increase the aggregate number of shares of our common stock authorized for issuance under the Incentive Plan by 1,250,000 shares, from a total of 3,750,000 shares to 5,000,000 shares.

      In addition to the shares available for awards under the Incentive Plan, options to purchase approximately 995,495 shares of our common stock remained outstanding as of September 26, 2004 under the Hutchinson Technology Incorporated 1988 Stock Option Plan. As of December 2, 2004, options to purchase approximately 613,605 shares of our common stock remained outstanding under the 1988 Stock Option Plan. No additional awards may be made under the 1988 Stock Option Plan. Notwithstanding approval of the amendment and restatement of the Incentive Plan by our shareholders, options to purchase our common stock under the 1988 Stock Option Plan will remain outstanding until these options are exercised or expire and these options will continue to be governed by the 1988 Stock Option Plan.

      By adding 1,250,000 shares to the Incentive Plan, our board of directors believes that awards available under the Incentive Plan will allow us to motivate our current and future key employees to put forth maximum effort for our continued success and growth. If the shareholders fail to approve this proposal, the Incentive Plan will remain in effect as it existed immediately prior to the proposed amendment and restatement. In that case, we would be limited to issuing no more than 3,750,000 shares of our common stock in total pursuant to awards made under the Incentive Plan.

      The amendment and restatement of the Incentive Plan also (a) prohibits options from vesting prior to one year from the date of grant (except upon a change in control, an employee’s death or disability or as otherwise determined by our board of directors), (b) requires either performance or time restrictions for the vesting of stock grants to employees, (c) prohibits repricing awards, (d) prohibits the grant of options with an exercise price that is less than the fair market value of our common stock on the date of grant and (e) extends the term of the Incentive Plan to December 1, 2014.

Award Grants

      All awards granted under the Incentive Plan have been in the form of options to purchase common stock or restricted stock. For each of the named executive officers and the various groups indicated, the following table presents the number of shares of common stock subject to awards granted under the Incentive Plan during fiscal year 2004. The table only provides grant information, and does not reflect the current status of those awards granted (whether an award was exercised, terminated, forfeited, etc.). Future awards to our executive officers and employees are discretionary. At this time, therefore, the future benefits that may be received by our executive officers and other employees if our shareholders approve the amended and restated Incentive Plan cannot be determined.

Name and Position	Number of Award Shares

Wayne M. Fortun President and Chief Executive Officer	40,000
Beatrice A. Graczyk Vice President of Business Development	12,800
John A. Ingleman Vice President and Chief Financial Officer	12,800
Richard J. Penn Vice President of Operations	12,800
R. Scott Schaefer Vice President and Chief Technical Officer	12,800
All current executive officers, as a group	123,900
All current directors who are not executive officers, as a group	26,678
All employees, including all current officers who are not executive officers, as a group	282,090

Market Price of Common Stock

      The closing market price of our common stock on December 2, 2004 was $34.73 per share.

Summary of the Plan

      The full text of the Incentive Plan is contained in Annex A to this proxy statement. Reference is made to this exhibit for a complete statement of the terms of the Incentive Plan. The following summary description of the Incentive Plan is qualified by reference to the Incentive Plan.

Purpose

      The purpose of the Incentive Plan is to promote the interests of our company and our shareholders by providing our personnel with an opportunity to acquire a proprietary interest in our company. The Incentive Plan provides for the granting of awards consisting of (a) stock options, which may be either non-statutory stock options or incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986 and (b) stock awards, which may be grants of unrestricted shares of common stock or shares subject to conditions, limitations or restrictions that the committee administering the Incentive Plan may impose.

Administration

      The Incentive Plan is administered by a committee of two or more of our directors appointed by our board of directors. Each member of the committee must not be an employee of our company or any subsidiary of our company and must be a “non-employee director” as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Notwithstanding the foregoing, if our board of directors does not appoint a committee to administer the Incentive Plan, then our board of directors shall administer the Incentive Plan and shall constitute the committee. Subject to the provisions of the Incentive Plan, the committee may establish rules for the administration of the Incentive Plan as it deems appropriate and may fix any other terms and conditions for the grant or exercise of any award under the Incentive Plan. For purposes of granting and administering awards to persons who are not subject to Section 16 of the Securities Exchange Act of 1934, the committee may delegate its authority to our Chief Executive Officer, who may in turn delegate this authority to another officer. Notwithstanding the appointment of a committee to administer the Incentive Plan and notwithstanding any contrary statement below, any grant of awards under the Incentive Plan to any director of our company who is not an employee of our company or a subsidiary of our company at the time of grant, and any action taken by us with respect to any of these awards, shall be subject to prior approval by our board of directors.

Shares Available

      Upon approval of the amendment and restatement of the Incentive Plan, not more than 5,000,000 shares of common stock may be made subject to awards granted under the Incentive Plan (subject to adjustment, at the discretion of the committee, in the event of a merger, reorganization or other relevant change). If an option lapses or terminates before the option has been completely exercised, the shares covered by the unexercised portion of the option may again be made subject to awards granted under the Incentive Plan. Shares issued as stock awards and shares issued upon exercise of options granted under the Incentive Plan shall be authorized but previously unissued shares of common stock.

Eligible Participants

      Awards may be granted under the Incentive Plan to any of our full-time employees, including any full-time employee who is also an officer or director of our company or any subsidiary. Awards (other than incentive stock options) also may be granted to any other employee of our company or a subsidiary, any director of our company who is not an employee of our company or any subsidiary, other individuals or entities who are not employees but who provide services to our company or a subsidiary in the capacity of an advisor or consultant, and any individual or entity that we desire to induce to become an employee, advisor or consultant (but these grants shall be contingent upon the individual or entity becoming employed by us or a subsidiary). For purposes of the Incentive Plan, the terms “employed,” “employment” and similar terms (except “employee”) include the providing of services in the capacity of an advisor or consultant or as a director. Approximately 3,900 employees and others are currently eligible to participate in the Incentive Plan.

Written Agreements

      Options granted under the Incentive Plan shall be evidenced by a written agreement in a form determined by the committee. Stock awards granted under the Incentive Plan may, but need not, be subject to a written agreement in a form determined by the committee.

Term of Incentive Plan

      The Incentive Plan shall remain in effect until all shares subject to the Incentive Plan are distributed or our board of directors terminates the Incentive Plan. No award of an incentive stock option may be made under the Incentive Plan after December 1, 2014 (or another limit as may be required by the Internal Revenue Code of 1986) if this limitation is necessary to qualify the option as an incentive stock option.

Stock Awards

      The committee may grant stock awards to eligible participants in the Incentive Plan. In determining the participants to whom stock awards will be granted and the number of shares to be covered by each stock award, the committee may take into account the nature of the services rendered by the respective participants, their present and potential contributions to our success, and such other factors as the committee in its sole discretion may deem relevant. Shares issued pursuant to stock awards may be unrestricted if they are issued to non-employee directors, advisors or consultants. Shares issued pursuant to stock awards to employees may be subject to conditions, limitations and restrictions, if any, as the committee may determine; provided, that if an employee receives a stock award containing restrictions that lapse with the passage of time, the stock award will provide that no more than one-third of the shares subject to that stock award may vest in any year (other than a stock award that provides for accelerated vesting in the event of attainment of a performance target, a change in control, an employee’s death or disability, an employee’s termination of employment after reaching the age of 55 with at least 10 years of employment by us or termination of employment without cause). Subject to adjustment, at the discretion of the committee, in the event of a merger, reorganization or other relevant change, the maximum number of shares that may be granted as stock awards under the Incentive Plan shall not exceed 150,000 and the maximum number of shares that may be granted to any one participant pursuant to any stock award under the Incentive Plan in any fiscal year shall not exceed 100,000 shares.

Stock Options

      General. Eligible participants may be granted options to purchase a number of shares of common stock on terms and conditions determined by the committee. The number of shares covered by an outstanding option and the price per share of the option may, at the discretion of the committee, be adjusted in the event of a merger, reorganization or other relevant change. In determining the participants to whom options shall be granted and the number of shares to be covered by each option, the committee may take into account the nature of the services rendered by the respective participants, their present and potential contributions to our success, and such other factors as the committee in its sole discretion may deem relevant. More than one option may be granted to the same participant. In the case of an incentive stock option, the aggregate fair market value, determined at the time the option is granted, of shares of common stock with respect to which incentive stock options held by the optionholder first become exercisable in any calendar year shall not exceed $100,000. The maximum number of shares subject to options that may be granted to any one participant under the Incentive Plan in any fiscal year shall not exceed 100,000 shares (subject to adjustment, at the discretion of the committee, in the event of a merger, reorganization or other relevant change).

      Purchase Price. The committee shall fix the purchase price of each share subject to an option. For both incentive stock options and non-statutory stock options, the purchase price may be set at any price the committee determines that is not less than 100% of the fair market value (as defined in the Incentive Plan) of a share on the date of grant; provided, that if an incentive stock option is granted to an employee of our company who, at the time the incentive stock option is granted, owns stock of our company possessing more than 10% of the total combined voting power of all of our classes of stock, known as a 10% Shareholder, the purchase price shall be not less than 110% of the fair market value of a share on the date of grant. The purchase price of the shares with respect to which an option is exercised must be paid in full in cash or, at the discretion of the person exercising the option, by delivery to us of unencumbered shares of common stock, by a reduction in the number of shares delivered upon exercise of the option, or by a combination of cash and shares; provided, that no person will be permitted to pay any portion of the purchase price with shares if the committee, in its sole discretion, determines that payment in this manner is undesirable.

      Non-Transferability. During the lifetime of an optionee, only an optionee or his or her guardian or legal representative may exercise options granted under the Incentive Plan, and no option granted under the Incentive Plan is assignable or transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act of 1974; provided, that the committee may in any option agreement or by an amendment to an outstanding option agreement permit an optionee to transfer, without consideration, a non-statutory stock option to a member or members of his or her immediate family or to one or more trusts for the benefit of these family members or partnerships in which these family members are the only partners. Any option held by a transferee continues to be subject to the same terms and conditions that were applicable to the option immediately prior to its transfer, and the option may be exercised by the transferee only as and to the extent that the option has become exercisable and has not been terminated in accordance with the provisions of the Incentive Plan and the applicable option agreement.

      Vesting. Each option agreement shall specify when each option granted under the Incentive Plan shall become exercisable; provided, that except as provided below, no option granted after November 30, 2004 shall become exercisable before one year following the date of grant. Notwithstanding the provisions of any option agreement, the committee may, in its sole discretion, declare at any time that any option granted under the Incentive Plan shall be immediately exercisable. In the event of the disability or death of an optionee, any option granted to the optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased employee shall have been continuously employed by us or our subsidiary between the date the option was granted and the date of the disability or death. Upon the occurrence of a change in control of our company (as defined in the Incentive Plan), each option granted under the Incentive Plan and not already exercised in full, or otherwise terminated, expired or cancelled, shall become immediately exercisable in full. In the event of a paragraph 13 declaration (discussed below), each option that has not previously been exercised in full, expired or cancelled shall immediately become exercisable in full.

      Termination of Options. Each option granted under the Incentive Plan shall expire and all rights to purchase shares thereunder shall terminate ten years after the date the option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date the option is granted) or on any date prior thereto as may be fixed by the committee on or before the date the option is granted. During the lifetime of an optionee, an option granted to an optionee may be exercised only while the optionee is employed by us or our subsidiary, and only if the optionee has been continuously so employed since the date the option was granted, except that: (i) an option shall continue to be exercisable for three months after termination of the optionee’s employment, but only to the extent that the option was exercisable immediately prior to the optionee’s termination of employment; (ii) in the case of an optionee who is disabled while employed or whose employment terminates by reason of death, an option shall continue to be exercisable for three years after termination of the optionee’s employment; and (iii) as to any optionee whose termination occurs following a paragraph 13 declaration, an option may be exercised at any time permitted by the declaration. Any option that is not exercised within the periods provided in the preceding sentence shall terminate; provided, that the committee has the power to extend these periods. In the event of a change in control of our company, then, under certain circumstances as set forth in the Incentive Plan, the committee, in its sole discretion and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any change in control and that the holder or holders of the cancelled options shall receive certain cash payments; and options granted pursuant to the Incentive Plan as to which the determination is made shall expire as of the effective date of the change in control. In the event of a paragraph 13 declaration, each outstanding option, whether or not exercisable, shall be cancelled at the time of the occurrence of the event giving rise to the paragraph 13 declaration.

      Repricing Prohibition. Except as discussed below under “Adjustments,” neither our board of directors nor the committee shall cause us to reduce the exercise price of any outstanding option granted pursuant to the Incentive Plan, whether through amendment, exchange of options, or other means, without the approval of our shareholders.

      Paragraph 13 Declaration. In the event of (a) our proposed dissolution or liquidation, (b) a proposed sale of substantially all of our assets, or (c) our proposed merger, consolidation with or into any other entity, regardless of whether we are the surviving corporation, or a proposed statutory share exchange with any other entity, the committee may, but shall not be obligated to, either (i) in the event of a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under the Incentive Plan by the substitution, in lieu of these options, of options to purchase appropriate voting common stock, known as Survivor’s Stock, of the corporation surviving any merger or consolidation (or the parent corporation of the surviving corporation, if appropriate) or by the delivery of shares of Survivor’s Stock as provided in the Incentive Plan, or (ii) declare, known as a paragraph 13 declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of the event giving rise to the paragraph 13 declaration (unless it shall have been exercised prior to the occurrence of the event). In connection with any paragraph 13 declaration, the committee may, but shall not be obligated to, cause a cash payment to be made in exchange for each cancelled option in an amount provided in the Incentive Plan. In the event of a paragraph 13 declaration, each outstanding option granted under the Incentive Plan that shall not have been exercised prior to the event giving rise to a paragraph 13 declaration shall be cancelled at the time of the event.

      Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or extraordinary dividend or divestiture (including a spin-off), or any other change in our corporate structure or our common stock, the committee (or a comparable committee of our board of directors surviving the transaction) may, without the consent of any holder of an option, make adjustments as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Incentive Plan and the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

Amendment and Discontinuation of Incentive Plan

      Our board of directors may at any time suspend or discontinue the Incentive Plan; provided, that no amendment may, without the consent of the holder of an option, alter or impair an option previously granted under the Incentive Plan. To the extent necessary to comply with applicable provisions of the Internal Revenue Code of 1986, any amendments to the Incentive Plan may be made subject to approval by our shareholders.

Federal Tax Considerations

      Incentive Stock Options. No taxable income to an optionee will be realized, and we will not be entitled to any related deduction, at the time any incentive stock option is granted under the Incentive Plan. If certain statutory employment and holding period conditions are satisfied before the optionee disposes of shares acquired pursuant to the exercise of an incentive stock option, then no taxable income will result upon the exercise of the option and we will not be entitled to any deduction in connection with the exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by an optionee will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by an optionee after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by an optionee upon the exercise of an incentive stock option granted under the Incentive Plan are disposed of by the optionee before the expiration of the statutory holding periods, known as a disqualifying disposition, the optionee will be considered to have realized as compensation in the year of disposition an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the optionee is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the optionee pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for the shares have not been met, the optionee will be treated as having made a disqualifying disposition of the shares, and the tax consequences of this disqualifying disposition will be as described above.

      Non-Statutory Stock Options. No taxable income to an optionee will be realized, and we will not be entitled to any related deduction, at the time any non-statutory stock option is granted under the Incentive Plan. Generally, at the time shares are issued pursuant to the exercise of a non-statutory stock option, the optionee will realize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option price. We will be entitled to a deduction at the same time and in the same amount as the optionee is considered to have realized ordinary income as a result of exercise of a non-statutory stock option. Upon disposition of the shares, any additional gain or loss realized by the optionee will be taxed as a capital gain or loss. We will not be entitled to a deduction with respect to the disposition of shares by an optionee.

      Stock Awards. The tax consequences of a stock award will depend on whether the stock is subject to forfeiture and transferability conditions that result in the stock being treated as “restricted” stock for tax purposes. Unless a recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code of 1986, (a) the recipient will not realize income upon the grant of restricted stock, (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (c) the amount of ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code of 1986, the tax consequences to the recipient and us will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock, (a) the recipient will realize ordinary income and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of ordinary income and deduction will be the fair market value of the unrestricted stock on the date of grant. When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon disposition and the fair market value of the shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

      Withholding. Delivery of shares pursuant to a stock award or upon exercise of a non-statutory stock option shall be subject to any required withholding taxes. A recipient may, as a condition precedent to the issuance of shares upon receipt of a stock award or exercise of an option, be required to pay us a cash amount equal to the amount of the required withholdings. The committee may permit an optionee to elect to cover all or any part of the required withholdings through a delivery to us of unencumbered shares, a reduction in the number of shares issued upon exercise of the option or a subsequent return to us of shares issued upon exercise of the option.

Required Vote

      The affirmative vote of the holders of at least a majority of the outstanding shares of common stock present and entitled to vote at the annual meeting is required for approval of the amendment and restatement of the Incentive Plan. Proxies solicited by our board of directors will be voted for approval of the amendment and restatement of the Incentive Plan, unless shareholders specify otherwise in their proxies.

      Our board of directors recommends that the shareholders vote for the approval of the amendment and restatement of the Incentive Plan.

PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

      The firm of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, known collectively as Deloitte & Touche, have been our independent registered public accounting firm since June 13, 2002. Our audit committee has selected Deloitte & Touche to serve as our independent registered public accounting firm for the fiscal year ending September 25, 2005, subject to ratification by our shareholders. While it is not required to do so, our audit committee is submitting the selection of that firm for ratification in order to ascertain the view of our shareholders. If the selection is not ratified, our audit committee will reconsider its selection. Proxies solicited by our board of directors will, unless otherwise directed, be voted to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending September 25, 2005.

      A representative of Deloitte & Touche will be present at the meeting and will be afforded an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions during the meeting.

Fees

      The following table presents the aggregate fees billed for professional services by Deloitte & Touche in our fiscal year 2004 and 2003 for these various services:

	Fiscal Year	Fiscal Year
Description of Fees	2004 Amount	2003 Amount

Audit Fees	$323,633	$347,129
Audit-Related Fees	60,973	11,596

Total Audit and Audit-Related Fees	384,606	358,725
Tax Fees:
Tax Compliance Fees	165,654	90,864
Tax Consultation and Advice Fees	167,547	204,849

Total Tax Fees	333,201	295,713
All Other Fees	—	—

Total	$717,807	$654,438

Audit Fees

      The audit fees set forth above consist of fees billed by Deloitte & Touche for audit services in connection with their review of our interim financial statements for the first three quarters of each fiscal year and for the fiscal year year-end audit, in addition to fees for audit services that are normally provided by an accountant in connection with statutory and regulatory filings or engagements, such as comfort letters and consents related to Securities and Exchange Commission registration statements, for the fiscal year.

Audit-Related Fees

      The audit-related fees set forth above consist of fees billed by Deloitte & Touche primarily for advising us on certain best practices regarding internal control procedures.

Tax Fees

      The tax fees set forth above consist of fees billed by Deloitte & Touche for tax compliance, consisting of preparation of tax returns, and tax consultation and tax advice, consisting primarily of international tax planning.

All Other Fees

      We were not billed any amounts by Deloitte & Touche for other products and services during fiscal year 2003 or 2004.

Approval of Independent Registered Public Accounting Firm Services and Fees

      The Audit Committee Charter requires that our audit committee approve the retention of our independent registered public accounting firm for any non-audit service and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining our independent registered public accounting firm’s independence, prior to engagement for these services. Our audit committee actively monitors the relationship between audit and non-audit services provided. In fiscal year 2003 and 2004, all of the services listed under the headings Audit-Related Fees and Tax Fees were pre-approved by our audit committee.

      Our board of directors recommends that the shareholders vote for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 25, 2005.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of December 2, 2004, the ownership of common stock by each shareholder who we know to own beneficially more than 5% of the outstanding common stock, each director, each executive officer named in the Summary Compensation Table, and all executive officers and directors as a group. At December 2, 2004, there were 24,951,270 shares of common stock issued and outstanding, each of which is entitled to one vote.

	Amount and Nature of		Percentage of
Name of Beneficial Owner or Identity of Group	Beneficial Ownership (1)		Outstanding Shares

Directors and executive officers:
Jeffrey W. Green	173,346	(2)	*
Wayne M. Fortun	903,600	(3)	3.5%
W. Thomas Brunberg	21,806	(4)	*
Archibald Cox, Jr.	46,816	(5)	*
Russell Huffer	10,816	(6)	*
R. Frederick McCoy, Jr.	16,924	(7)	*
William T. Monahan	20,589	(8)	*
Richard B. Solum	19,589	(9)	*
Beatrice A. Graczyk	181,759	(10)	*
John A. Ingleman	212,495	(11)	*
Richard J. Penn	113,942	(12)	*
R. Scott Schaefer	171,830	(13)	*
Executive officers and directors as a group (16 persons)	2,129,826	(14)	8.1%

Other beneficial owners:
FMR Corp.	3,369,160	(15)	13.5%
82 Devonshire Street Boston, Massachusetts 02109

First Pacific Advisors, Inc.	2,035,400	(16)	8.2%
11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064

Capital Research and Management Company	1,650,000	(17)	6.6%
333 South Hope Street Los Angeles, California 90071

SMALLCAP World Fund, Inc.	1,500,000	(17)	6.0%
333 South Hope Street Los Angeles, California 90071

Pequot Capital Management, Inc.	1,463,900	(18)	5.9%
500 Nyala Farm Road Westport, Connecticut 06880

Wellington Management Company, LLP	2,773,100	(19)	11.1%
75 State Street Boston, Massachusetts 02109

*	Less than 1%.

(1)	Unless otherwise indicated in the footnotes to this table, the listed beneficial owner has sole voting power and investment power with respect to such shares. Excludes fractional shares held by any listed beneficial owner.

(2)	Of these shares, Mr. Green holds 660 in joint tenancy with his wife.

(3)	Of these shares, Mr. Fortun holds 177,038 in joint tenancy with his wife. Includes 659,670 shares covered by currently exercisable options granted to Mr. Fortun.

(4)	Of these shares, 1,150 are held in trusts, 1,050 are held in an IRA for Mr. Brunberg and 300 are held in an IRA for Mr. Brunberg’s wife. Includes 12,000 shares covered by currently exercisable options granted to Mr. Brunberg and 3,000 shares covered by options that are exercisable within 60 days hereof.

(5)	Includes 12,000 shares covered by currently exercisable options granted to Mr. Cox and 3,000 shares covered by options that are exercisable within 60 days hereof.

(6)	Includes 3,000 shares covered by currently exercisable options granted to Mr. Huffer and 3,000 shares covered by options that are exercisable within 60 days hereof.

(7)	Includes 9,000 shares covered by currently exercisable options granted to Mr. McCoy and 3,000 shares covered by options that are exercisable within 60 days hereof.

(8)	Includes 12,000 shares covered by currently exercisable options granted to Mr. Monahan and 3,000 shares covered by options that are exercisable within 60 days hereof.

(9)	Includes 12,000 shares covered by currently exercisable options granted to Mr. Solum and 3,000 shares covered by options that are exercisable within 60 days hereof.

(10)	Of these shares, Ms. Graczyk holds 54,150 in joint tenancy with her husband. Includes 127,540 shares covered by currently exercisable options granted to Ms. Graczyk.

(11)	Of these shares, Mr. Ingleman holds 71,700 in joint tenancy with his wife. Includes 138,860 shares covered by currently exercisable options granted to Mr. Ingleman.

(12)	Includes 93,550 shares covered by currently exercisable options granted to Mr. Penn.

(13)	Includes 128,510 shares covered by currently exercisable options granted to Mr. Schaefer.

(14)	Includes 1,406,985 shares covered by currently exercisable options and 18,000 shares covered by options that are exercisable within 60 days hereof, granted to our executive officers and directors.

(15)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G/A filed by FMR Corp., Edward C. Johnson and Abigail P. Johnson on February 17, 2004, and reflects beneficial ownership as of December 31, 2003. FMR is the beneficial owner of the shares indicated as a result of acting as an investment advisor.

Fidelity Management & Research Company, known as Fidelity, a wholly owned subsidiary of FMR, is the beneficial owner of 2,577,760 shares, including 174,263 shares resulting from the assumed conversion of convertible subordinated notes of the Company, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson, FMR (through its control of Fidelity) and the respective investment companies each has sole investment power with respect to the 2,577,760 shares owned by the investment companies. The Boards of Trustees of the respective investment companies have sole power to vote or direct the voting of all of these shares. Fidelity carries out the voting of the shares under written guidelines established by the Boards of Trustees. Fidelity Management Trust Company, a wholly owned subsidiary of FMR, is the beneficial owner of 637,000 shares as a result of serving as investment manager of institutional accounts. Edward C. Johnson and FMR (through its control of Fidelity Management Trust Company) each has sole voting power and sole investment power with respect to the 637,000 shares owned by the institutional accounts. Fidelity International Limited is the beneficial owner of 154,400 shares. Fidelity International Limited has sole voting power and sole investment power with respect to such 154,400 shares. Through their stock ownership of FMR, and a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.

(16)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by First Pacific Advisors, Inc. on February 12, 2004, and reflects beneficial ownership as of February 12, 2004. First Pacific has shared voting power with respect to 840,800 shares and shared investment power with respect to all shares indicated.

(17)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Capital Research and Management Company and SMALLCAP World Fund, Inc. on February 13, 2004, and reflects beneficial ownership as of February 10, 2004. Capital Research and Management Company has no voting power with respect to all 1,650,000 shares and sole investment power with respect to these 1,650,000 shares. Capital Research and Management Company disclaims beneficial ownership of these shares. SMALLCAP World Fund has sole voting power with respect to all 1,500,000 shares and no investment power with respect to these 1,500,000 shares.

(18)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Pequot Capital Management, Inc. on February 13, 2004, and reflects beneficial ownership as of December 31, 2003. Pequot Capital Management has sole voting power and sole investment power with respect to all shares.

(19)	The number of shares indicated is based on information reported to the Securities and Exchange Commission in a Schedule 13G filed by Wellington Management Company, LLP on June 10, 2004, and reflects beneficial ownership as of June 10, 2004. Wellington Management Company has shared voting power with respect to 1,832,800 shares and shared investment power with respect to all shares.

SUMMARY COMPENSATION TABLE

      The following table shows, for our Chief Executive Officer and each of our four other most highly compensated executive officers, information concerning compensation earned for services in all capacities during the fiscal year ended September 26, 2004, as well as compensation earned by each person for the two previous fiscal years:

				Long-Term
				Compensation

				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($) (1)

Wayne M. Fortun	2004	575,000	517,500	40,000	12,300
President and Chief	2003	550,014	687,518	50,000	12,000
Executive Officer	2002	546,168	935,000	50,000	12,000

Beatrice A. Graczyk	2004	277,000	124,650	12,800	12,300
Vice President of	2003	267,448	168,129	16,000	12,540
Business Development	2002	254,464	198,900	16,000	11,460

John A. Ingleman	2004	280,000	126,000	12,800	12,541
Vice President and Chief	2003	260,598	165,009	16,000	12,475
Financial Officer	2002	250,221	195,845	16,000	11,284

Richard J. Penn	2004	295,000	132,750	12,800	12,300
Vice President of Operations	2003	266,756	168,129	16,000	12,480
	2002	254,160	195,845	16,000	11,520

R. Scott Schaefer	2004	290,000	130,500	12,800	12,300
Vice President and	2003	271,618	170,625	16,000	12,075
Chief Technical Officer	2002	261,934	202,735	16,000	11,925

(1)	Amounts represent matching cash contributions under our 401(k) Plan.

OPTION TABLES

      The following tables summarize stock option grants to and exercises by the named executive officers during the fiscal year ended September 26, 2004, and certain other information relative to these options:

Option Grants in Last Fiscal Year

					Potential Realizable
Individual Grants					Value at Assumed
					Annual Rates
	Securities	Percent of			of Stock Price
	Underlying	Total Options			Appreciation for
	Options	Granted to	Exercise or		Option Term ($) (3)
	Granted	Employees in	Base Price
Name	(#) (1)	Fiscal Year	($/shr) (2)	Expiration Date	5%	10%

Wayne M. Fortun	40,000	9.85%	32.38	November 19, 2013	814,400	2,064,400
Beatrice A. Graczyk	12,800	3.15%	32.38	November 19, 2013	260,608	660,608
John A. Ingleman	12,800	3.15%	32.38	November 19, 2013	260,608	660,608
Richard J. Penn	12,800	3.15%	32.38	November 19, 2013	260,608	660,608
R. Scott Schaefer	12,800	3.15%	32.38	November 19, 2013	260,608	660,608

(1)	All options are granted under the Incentive Plan. Of the total number of options granted to each named executive officer, 3,088 are intended to be “incentive stock options” as that term is defined in Section 422 of the Internal Revenue Code of 1986 and the remainder are non-statutory stock options. These options generally are not exercisable for one year after the date of grant. These options become immediately exercisable, however, upon (a) death or disability of the holder, (b) a change of control (defined as certain changes in our board of directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or our liquidation or dissolution), or (c) cancellation of the options by the compensation committee, which administers the Incentive Plan, in the event of our proposed dissolution or liquidation or certain mergers, sales of corporate assets, statutory share exchanges or similar transactions. The holder is permitted to pay the exercise price and (if permitted by the compensation committee and subject to certain restrictions) any withholding taxes due upon exercise with either cash or shares of common stock.

(2)	The exercise price of these options is not less than the fair market value (as defined in the Incentive Plan) of a share of common stock at the time of grant.

(3)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and is not intended to represent either historical appreciation or anticipated future appreciation of our common stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares		Year-End (#)		Fiscal Year-End ($) (2)
	Acquired on	Value Realized
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Wayne M. Fortun	—	—	715,000	40,000	5,963,575	—
Beatrice A. Graczyk	7,500	110,700	122,840	12,800	624,900	—
John A. Ingleman	3,120	75,089	135,060	12,800	805,108	—
Richard J. Penn	—	—	182,710	12,800	1,142,376	—
R. Scott Schaefer	—	—	124,710	12,800	635,443	—

(1)	Market value of underlying securities on date of exercise minus the exercise price.

(2)	Market value of underlying securities at fiscal year-end minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 26, 2004 for compensation plans under which securities may be issued:

		Weighted-Average	Number of Securities
	Number of Securities to be Issued	Exercise Price of	Remaining Available for
	Upon Exercise of Outstanding	Outstanding Options,	Future Issuance Under
Plan Category	Options, Warrants and Rights	Warrants and Rights	Equity Compensation Plans

Equity Compensation Plans Approved by Securityholders	3,631,549	$21.65	620,940	(1)
Equity Compensation Plans Not Approved by Securityholders	—	—	10,048	(2)
Total	3,631,549	$21.65	630,988	(1)(2)

(1)	Includes securities available for future issuance under the Incentive Plan other than upon the exercise of an outstanding option or warrant.

(2)	Includes securities available for future issuance under our Second Amended and Restated Patent and Trade Secret Recognition Plan.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITYHOLDERS

      Our Second Amended and Restated Patent and Trade Secret Recognition Plan, known as the Recognition Plan, was adopted in its current form by our board of directors on March 29, 2002. The Recognition Plan in its current form replaced an amended recognition plan originally adopted by our board of directors on November 19, 1992. The purpose of the Recognition Plan is to recognize and reward employees for their efforts in creating and developing new technologies by providing for the possibility of awards, including grants of common stock, to these employees for their efforts. The Recognition Plan authorizes the issuance of an aggregate of 30,000 shares in award grants. The award of grants of common stock under the Recognition Plan is at the sole discretion of the compensation committee upon the recommendation of our

Technology Review Board. As of September 26, 2004, 10,048 shares of common stock were available for awards under the Recognition Plan.

PERFORMANCE GRAPH

      Set forth below is a graph comparing, for a period of five fiscal years ended September 26, 2004, the yearly cumulative total shareholder return on our common stock with the yearly cumulative total shareholder return of the S&P 500 Index and the AMEX Disk Drive Index. The comparison of total shareholder returns assumes that $100 was invested on September 27, 1999 in each of our company, the S&P 500 Index and the AMEX Disk Drive Index, and that dividends were reinvested when and as paid.

HTI’s Fiscal Year Ending

	1999	2000	2001	2002	2003	2004

Hutchinson Technology	$100.00	$84.53	$63.86	$59.34	$117.60	$93.81

AMEX Disk Drive Index (^DDX)	100.00	132.96	65.16	52.72	132.40	106.94

S&P 500 Index	100.00	113.42	81.49	64.77	78.04	86.91

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 and the regulations promulgated thereunder require directors and certain officers and persons who own more than ten percent of our common stock to file reports of their ownership of our common stock and changes in their ownership with the Securities and Exchange Commission. Each of Rebecca A. Albrecht, our Vice President of Human Resources, Wayne M. Fortun, Beatrice A. Graczyk, John A. Ingleman, Richard J. Penn, R. Scott Schaefer, Kathleen Skarvan, our Vice President of Sales and Marketing, and Christina M. Temperante, President of our BioMeasurement Division, failed to file on a timely basis one report regarding a grant of stock options to them in November 2003.

AUDIT COMMITTEE REPORT

      The role of our committee, which is composed of three independent non-employee directors, is one of oversight of our company’s management and outside auditors in regard to our company’s financial reporting and controls respecting accounting and risk of material loss. In performing our oversight function, we relied upon advice and information received in our discussions with management and the independent auditors.

      We have (i) reviewed and discussed our company’s audited financial statements for the fiscal year ended September 26, 2004 with management; (ii) discussed with our company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 regarding communication with audit committees (Codification of Statements on Auditing Standards, AU § 380); and (iii) received the written disclosures and the letter from our company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with our company’s independent auditors their independence.

      Based on the review and discussions with management and our company’s independent auditors referred to above, we recommended to our company’s board of directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

W. Thomas Brunberg, Chair
Russell Huffer
Richard B. Solum

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

      Our committee, which is composed of three independent, non-employee directors, discharges our board of directors’ responsibilities with respect to all forms of compensation of our company’s executive officers and oversight of our company’s compensation plans. We report on our actions and recommendations to the full board of directors at board of directors meetings. The purpose of this report is to summarize the philosophical principles, specific program elements and other factors we considered in making decisions about executive compensation during fiscal year 2004.

Compensation Philosophy

      Our intent was to:

•	make our company’s executive officers’ compensation packages sufficient to attract and retain persons of exceptional quality, and

•	provide effective incentives to motivate and reward our company’s executive officers for achieving the financial and strategic goals essential to our company’s long-term success and growth in shareholder value.

      Our company’s executive compensation package consisted of three main components: (i) base salary; (ii) annual cash bonuses; and (iii) stock options. We considered all elements of compensation and our company’s compensation philosophy when determining an individual’s compensation. We did not follow any principles in a mechanical fashion; rather, our members used their experience and judgment in determining the appropriate compensation for each executive officer.

Base Salary

      We recommend base salaries for the executive officers to our company’s board of directors for final approval. We made salary decisions concerning executive officers at the beginning of the fiscal year.

Chairman

      With respect to the Chairman, we determined a base salary recommendation after considering the Chairman’s expected job responsibilities during the fiscal year and the time required to meet these duties.

Other Executive Officers Including the Chief Executive Officer

      To determine the other executive officers’ base salaries, we considered the compensation levels of personnel with similar responsibilities at other companies in high technology industries and in manufacturing generally and the individual performance of each executive officer.

      To maintain a competitive level of executive compensation and retain superior personnel, we reviewed two surveys on executive compensation, one for manufacturers in high technology industries and one for manufacturers generally. Using these surveys, the base salary range for each executive officer position was targeted to be in line with the industry standards for similar positions.

      Each executive officer’s base pay was then determined relative to the range established by the surveys for the position, based on individual performance, experience and job responsibility. The individual performance and achievements of each executive officer in the prior fiscal year were given significant weight in our annual review of base salaries. Individual performance was assessed by an annual written performance appraisal that evaluated each officer’s performance in areas such as leadership, vision setting, motivation and development of employees, global economic marketing and business know-how. The Chief Executive Officer’s performance appraisal was prepared by the Chair of our committee following discussion among all committee members of written input provided by members of our company’s board of directors and each executive officer or manager that reports directly to the Chief Executive Officer. The Chief Executive Officer provided us performance appraisals and base salary recommendations for all other executive officers following interviews by the Chief Executive Officer with each officer’s peers and subordinates. In addition, the Chief Executive Officer assessed each officer’s individual performance by reviewing their quarterly achievement of specific “results objectives” developed by turning corporate financial and strategic goals into specific personal objectives.

Annual Incentive Compensation

      During fiscal year 2004, we had in effect (a) the Fiscal Year 2004 Management Bonus Plan, known as the Bonus Plan, for the management and executive officers of our company’s Disk Drive Division and (b) the Fiscal Year 2004 BioMeasurement Division Bonus Plan, known as the BioMeasurement Bonus Plan, for management and the executive officer of our company’s BioMeasurement Division. These bonus plans were created so that these officers had a significant percentage of their potential total cash compensation at risk.

      We administered both the Bonus Plan and the BioMeasurement Bonus Plan. Eight of our nine executive officers were eligible to participate in the Bonus Plan, and one of our nine executive officers was eligible to participate in the BioMeasurement Bonus Plan.

      The Bonus Plan was designed (a) to link the executive officers and management employees of our Disk Drive Division more directly to our corporate goals and performance, and (b) to maintain our market competitiveness for these managers’ total compensation. Under the Bonus Plan, the compensation committee set (i) quarterly earnings per share goals that were aggregated to produce an annual earnings per share goal and (ii) a percentage of each executive officer’s base salary that these officers could earn as incentive compensation if the specific annual earnings per share goal was met.

      The BioMeasurement Bonus Plan was designed (a) to link the executive officer and other management employees of our BioMeasurement Division more directly to our corporate goals and performance, and (b) to maintain our market competitiveness for this executive officer’s and these managers’ total compensation. Under the BioMeasurement Bonus Plan, the compensation committee set (i) goals for the BioMeasurement Division’s annual operating income, number of units placed and clinical effectiveness and (ii) a percentage of this executive officer’s base salary that this officer could earn as incentive compensation if the specific goals were met.

      The compensation committee set the percentage of base salary on which the Chief Executive Officer’s bonus was based after reviewing incentive compensation information for individuals in a similar position, as presented in the surveys. The compensation committee set the Chairman’s base salary percentage after assessing the expected job responsibilities of the Chairman in fiscal year 2004. The base salary percentages for the other executive officers were set by the compensation committee after comparing each officer’s job responsibilities to those of comparable jobs, and the bonuses associated with the comparable jobs, as presented in the surveys.

      After determining preliminary bonus amounts for the executive officers, each of the Bonus Plan and the BioMeasurement Bonus Plan permitted the compensation committee, in its sole discretion, to increase or decrease actual bonus compensation amounts awarded to any participant. The compensation committee exercises its discretion based on its assessment of our performance and needs, as well as individual performance. To assist the compensation committee in determining whether to make any adjustments, the Chief Executive Officer reviewed the individual performance of the participants in each plan, other than himself and the Chairman, for fiscal year 2004, based on the written performance appraisals and “results objectives” described above, and summarized these reviews for the compensation committee. Based on the reviews of individual performance, the compensation committee determined not to adjust any of the awards to executive officers that otherwise would have been payable under the Bonus Plan and the BioMeasurement Bonus Plan. Bonuses earned under the Bonus Plan and the BioMeasurement Bonus Plan were paid in cash early in fiscal year 2005.

Stock Options

      Our stock option program is intended to provide a long-term incentive for executive officers and other key employees. The purpose of the program is to promote the interests of our company and our shareholders by providing our personnel with an opportunity to acquire a proprietary interest in our company and thereby develop a stronger incentive to put forth maximum effort for our continued success and growth. In addition, we believe the program will aid in attracting and retaining personnel of outstanding ability by providing our personnel with an opportunity to acquire a proprietary interest in our company.

      The Incentive Plan is administered by our compensation committee and authorizes our compensation committee to grant options to purchase common stock to any full-time employee, including all executive officers, and to other individuals who are not employees but who provide services as advisors or consultants. Generally, options are granted annually to purchase shares of common stock over a ten-year period at an exercise price equal to the fair market value per share of our common stock at the time the options are granted. Options granted during fiscal year 2004 generally were not exercisable for one year after the date of grant.

      The number of options to be awarded to the Chairman and the Chief Executive Officer was determined by our compensation committee on the basis of our view of the executive officer’s long-term individual performance and the overall strategic contribution of the individual to corporate performance. Option grants to the Chairman and the Chief Executive Officer were made on the same terms as all other options granted by our compensation committee to our other employees. In determining the number of options to be granted, the compensation committee took into account the number of options then held by the Chairman and the Chief Executive Officer and the number of options granted as a percentage of all outstanding shares.

      The number of options to be awarded to the other executive officers was proposed by the Chief Executive Officer after comparing each officer’s job responsibilities to those of comparable jobs, and the dollar amount and number of options granted to executive officers with comparable jobs as presented in the surveys. The compensation committee reviewed the recommendations of the Chief Executive Officer and approved the final list of the option recipients and the amounts of the awards.

Benefits

      We believe that we must offer a competitive benefits program to attract and retain key executive officers. During fiscal year 2004, we provided medical and other benefits to our executive officers that are generally available to our other employees, as well as a car allowance and tax preparation assistance.

Compliance with Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 generally limits the deductibility of compensation over $1 million paid by a company to certain executive officers. The Section 162(m) limit does not apply to “performance-based compensation,” and the stock options granted to executives in fiscal year 2004 pursuant to the Incentive Plan have been structured to qualify as performance-based compensation for these purposes. We believe, however, that cash bonuses payable under the Bonus Plan and the BioMeasurement Bonus Plan would not qualify as performance-based compensation for Section 162(m) purposes, and that the excess of combined salary and bonus amounts above $1 million paid to any of the covered executive officers would not be deductible by us under current Federal income tax laws. We believe, in order to retain the flexibility to compensate our executive officers in a competitive environment in accordance with the principles discussed above, that it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. We will, however, continue to consider future opportunities for compliance with Section 162(m) that we believe are in our company’s best interests, as well as the best interests of our company’s shareholders. We also believe that the amount of any loss of a tax deduction under Section 162(m) will be insignificant to our company’s overall tax position.

Conclusion

      We are satisfied that the compensation provided to our executive officers was structured and operated to foster a performance-oriented culture and create strong alignment between the long-term best interests of our company’s shareholders, and that compensation levels were reasonable in light of performance and industry practices.

Compensation Committee:

Archibald Cox, Jr., Chair
R. Frederick McCoy, Jr.
William T. Monahan

ADDITIONAL INFORMATION

      Our 2004 Annual Report and our Annual Report on Form 10-K for fiscal year 2004, including financial statements, are being mailed with this proxy statement.

      As of the date of this proxy statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the persons named in the proxies solicited by our board of directors, in accordance with their best judgment, will vote the shares represented by these proxies.

      Shareholders who wish to obtain an additional copy of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission for the fiscal year ended September 26, 2004, may do so without charge by writing to John A. Ingleman, Vice President and Chief Financial Officer, 40 West Highland Park Drive NE, Hutchinson, Minnesota 55350.

By Order of the Board of Directors,

Peggy Steif Abram
Secretary

Dated: December 16, 2004

ANNEX A

HUTCHINSON TECHNOLOGY INCORPORATED

AMENDED AND RESTATED 1996 INCENTIVE PLAN

      1.     Purpose. The purpose of this Amended and Restated 1996 Incentive Plan (the “Plan”) is to promote the interests of Hutchinson Technology Incorporated, a Minnesota corporation (the “Company”), and its shareholders by providing personnel of the Company and any subsidiaries thereof with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining personnel of outstanding ability. This Plan provides for the issuance of certain awards consisting of options granted as provided in paragraph 5 hereof and stock awards granted as provided in paragraph 6 hereof.

      2.     Administration.

      (a)     General. This Plan shall be administered by a committee of two or more directors of the Company (the “Committee”) appointed by the Company’s Board of Directors (the “Board”). If the Board has not appointed a committee to administer this Plan, then the Board shall constitute the Committee. The Committee shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. No director shall serve as a member of the Committee unless such director shall be a “non-employee director” as that term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

      (b)     Indemnification. To the full extent permitted by law, (i) no member of the Committee or person to whom authority under this Plan is delegated shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder and (ii) the members of the Committee and each person to whom authority under this Plan is delegated shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

      (c)     Delegation of Authority. The Committee may delegate all or any part of its authority under this Plan to the Chief Executive Officer of the Company for purposes of granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act (“Section 16 Individuals”). The Chief Executive Officer of the Company may, in turn, delegate such authority to such other officer of the Company as the Chief Executive Officer may determine.

      (d)     Action by Board. Notwithstanding subparagraph 2(a), above, any grant of awards hereunder to any director of the Company who is not an employee of the Company at the time of grant (“Non-Employee Director Award”), and any action taken by the Company with respect to any Non-Employee Director Award, including any amendment thereto, and any modification of the terms, conditions or restrictions relating to any stock award constituting a Non-Employee Director Award, any acceleration of the vesting of any option constituting a Non-Employee Director Award, any extension of the time within which any option constituting a Non-Employee Director Award may be exercised, any determination pursuant to paragraph 9 relating to the payment of the purchase price of Shares (as defined in paragraph 3 below) subject to an option constituting a Non-Employee Director Award, or any action pursuant to paragraph 10 relating to the payment of withholding taxes, if any, through the use of Shares with respect to a Non-Employee Director Award shall be subject to prior approval by the Board.

      3.     Shares. Awards under this Plan may consist of any one or more of options (either incentive stock options or non-qualified stock options) or stock awards. The shares that may be made subject to awards granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.01 per share (“Shares,” and each individually a “Share”), and they shall not exceed 5,000,000 Shares in the aggregate, subject to adjustment as provided in paragraph 14, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

      4.     Eligible Participants. Stock awards and options may be granted under this Plan to any full-time employee of the Company, or any parent or subsidiary thereof, including any such person who is also an officer or director of the Company or any parent or subsidiary thereof. Stock awards and non-statutory stock options (as defined in subparagraph 5(a) below) also may be granted to (i) any other employee of the Company, or any parent or subsidiary thereof, (ii) any director of the Company who is not an employee of the Company or any parent or subsidiary thereof, (iii) other individuals or entities who are not employees but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant, and (iv) any individual or entity that the Company desires to induce to become an employee, advisor or consultant, but any such grant shall be contingent upon such individual or entity becoming employed by the Company or a parent or subsidiary thereof. References herein to “employment” and similar terms (except “employee”) shall include the providing of services in the capacity of an advisor or consultant or as a director. The employees and other individuals and entities to whom options may be granted pursuant to this paragraph 4 are referred to herein as “Eligible Participants.”

      5.     Terms and Conditions of Employee, Advisor, Consultant and Director Options.

      (a)     General. Subject to the terms and conditions of this Plan, the Committee may, from time to time during the term of this Plan, grant to such Eligible Participants as the Committee may determine options to purchase such number of Shares of the Company on such terms and conditions as the Committee may determine. In determining the Eligible Participants to whom options shall be granted and the number of Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option granted to an employee is to be considered an “incentive stock option” (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any amendment thereto) or a non-statutory stock option (an option granted under this Plan that is not intended to be an “incentive stock option”). The Committee may grant both incentive stock options and non-statutory stock options to the same employee. However, if an incentive stock option and a non-statutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 8 below) of Shares with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as non-statutory stock options. The maximum number of Shares subject to options that may be granted to any one Eligible Participant under the Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to paragraph 14 hereof). Notwithstanding the foregoing, no incentive stock option may be granted under this Plan unless this Plan is approved by the shareholders of the Company within twelve months after the effective date of this Plan.

      (b)     Purchase Price. The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee, subject, however, to the remainder of this subparagraph 5(b). For non-statutory stock options, such purchase price may be set at any price the Committee may determine; provided, however, that such purchase price shall be not less than 100% of the Fair Market Value of a Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a “10% Shareholder”), such purchase price shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

      (c)     Vesting. Each option agreement provided for in paragraph 7 shall specify when each option granted under this Plan shall become exercisable with respect to the Shares covered by the option; provided that no option granted under this Plan after November 30, 2004 shall become exercisable with respect to the Shares covered thereby before the date one year following the date of grant. Notwithstanding the foregoing or the provisions of any option agreement provided for in paragraph 7, the Committee may, in its sole discretion, declare at any time that any option granted under this Plan shall be immediately exercisable.

      (d)     Termination. Each option granted pursuant to this paragraph 5 shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

(i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

(ii) the expiration of the period after the termination of the optionee’s employment within which the option is exercisable as specified in paragraph 11(b) or 11(c), whichever is applicable (provided that the Committee may, in any option agreement provided for in paragraph 7 or by Committee action with respect to any outstanding option, extend the periods specified in paragraph 11(b) and 11(c)); or

(iii) the date, if any, fixed for cancellation pursuant to paragraph 12(c) or 13 below.

      (e)     Repricing. Except as provided in paragraph 14, neither the Board nor the Committee shall cause the Company to reduce the exercise price of any outstanding option, whether through amendment, exchange of options, or other means, without the approval of the shareholders of the Company.

      6.     Terms and Conditions of Employee, Advisor, Consultant and Director Stock Awards. The Committee may, from time to time during the term of this Plan, grant stock awards to such Eligible Participants as the Committee may determine, such stock awards consisting of grants of Shares to be issued to the designated Eligible Participants. In determining the Eligible Participants to whom stock awards shall be granted and the number of Shares to be covered by each stock award, the Committee may take into account the nature of the services rendered by the respective Eligible Participants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion may deem relevant. Shares issued pursuant to any stock award to an Eligible Participant other than an employee of the Company may be unrestricted. Shares issued pursuant to any stock award to an Eligible Participant may be subject to such conditions, limitations and restrictions, if any, as the Committee may determine, including, if the

Committee shall so provide in the written agreement pursuant to paragraph 7 providing for a stock award, or any amendment thereto, the lapse or modification of conditions or restrictions with respect to the stock award upon the occurrence of a Change In Control, as defined in paragraph 12; provided that if the Committee grants to an employee a stock award that lapses with the passage of time, such stock award shall provide that no more than one-third of the Shares subject to that stock award may vest in any year (except that a stock award which vests with the passage of time may provide for accelerated vesting in whole or in part as a result of the attainment of an annual performance target), and provided further that nothing stated herein shall limit the Committee’s right to provide for acceleration of the term or the lapse of restrictions on a stock award in the event of any one or more of a Change of Control, an Event, an employee’s death or disability, an employee’s termination of employment from the Company after such employee has reached the age of 55 and has been employed by the Company for at least 10 years (whether or not consecutive), or an employee’s termination of employment by the Company or a subsidiary without cause. The maximum number of Shares that may be granted as stock awards under this Plan shall not exceed 150,000 (subject to adjustment pursuant to paragraph 14 hereof) and the maximum number of Shares that may be granted to any one Eligible Participant pursuant to any stock award under this Plan in any fiscal year of the Company may not exceed 100,000 Shares (subject to adjustment pursuant to paragraph 14 hereof).

      7.     Option Agreements. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are non-statutory stock options or incentive stock options. Stock awards granted under this Plan may, but need not, be made subject to a written agreement in such form or forms as the Committee may from time to time determine.

      8.     Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the Nasdaq National Market or any similar system then in use or, if Shares are not included in the Nasdaq National Market or any similar system then in use, the mean between the closing “bid” and the closing “asked” quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the Nasdaq SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share as of the date in question. Notwithstanding anything stated in this paragraph 8, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

      9.     Manner of Exercise of Options. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Vice President, Human Resources, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised, or by such other means as the Board or Committee may approve. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Committee, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

      10.     Tax Withholding. Delivery of Shares pursuant to a stock award or upon exercise of any non-statutory stock option granted under this Plan shall be subject to any required withholding taxes. A person receiving a stock award or exercising a non-statutory stock option may, as a condition precedent to receiving the Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, provide in any option agreement provided for in paragraph 7 (or provide by Committee action with respect to any outstanding option) that a person exercising an option may cover all or any part of the required withholdings, and any additional withholdings up to the amount needed to cover the individual’s full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through the delivery to the Company of unencumbered Shares, through a reduction in the number of Shares delivered to the person exercising the option or through a subsequent return to the Company of Shares delivered to the person exercising the option (in each case, such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the withholding taxes being paid through such delivery, reduction or subsequent return of Shares).

      11.     Transferability and Termination of Employment.

      (a)     Transferability. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to “optionee” shall mean the original grantee of an option and not any transferee.

      (b)     Termination of Employment During Lifetime. During the lifetime of an optionee, an option granted to such optionee may be exercised only while the optionee is employed by the Company or by a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

(i) an option shall continue to be exercisable for three months after termination of the optionee’s employment (provided, however, that if (a) the optionee has been employed by the Company for at least ten years (whether or not consecutive), and (b) the optionee’s employment with the Company terminates after the optionee has reached age 55, then an option shall continue to be exercisable at any time within three years after termination of the optionee’s employment), but only to the extent that the option was exercisable immediately prior to such optionee’s termination of employment;

(ii) in the case of an optionee who is disabled (as hereinafter defined) while employed, an option shall continue to be exercisable within three years after termination of such optionee’s employment; and

(iii) as to any optionee whose termination occurs following a declaration pursuant to paragraph 13 below, an option may be exercised at any time permitted by such declaration.

      (c)     Termination Upon Death. With respect to an optionee whose employment terminates by reason of death, any option granted to such optionee may be exercised within three years after the death of such optionee.

      (d)     Vesting Upon Disability or Death. Notwithstanding anything contained in subparagraph 5(c) to the contrary, the Committee may, in its sole discretion, declare at any time that any option granted under this Plan shall be immediately exercisable. In the event of the disability (as hereinafter defined) or death of an optionee, any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased optionee shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability or death. “Disability” of an optionee shall mean any physical or mental incapacitation whereby such optionee is therefore unable for a period of twelve consecutive months or for an aggregate of twelve months in any twenty-four consecutive month period to perform his or her duties for the Company or any parent or subsidiary thereof. “Disabled,” with respect to any optionee, shall mean that such optionee has incurred a Disability.

      (e)     Transfers and Leaves of Absence. Neither the transfer of employment of a person to whom an option is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such person and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms “parent” or “parent corporation” and “subsidiary” as used in this Plan shall have the meaning ascribed to “parent corporation” and “subsidiary corporation”, respectively, in Sections 424(e) and (f) of the Code.

      (f)     Right to Terminate Employment. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate such optionee’s employment at any time.

      (g)     Expiration Date. In no event shall any option be exercisable at any time after the time it shall have expired in accordance with paragraph 5(d) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

      12.     Change in Control.

      For purposes of this Plan, a “Change in Control” of the Company shall be deemed to occur if any of the following occur:

(a) (1) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(1):

(A) any acquisition or beneficial ownership by the Company or a subsidiary;

(B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries;

(C) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company’s then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

(2) A majority of the members of the Board of Directors of the Company shall not be Continuing Directors. “Continuing Directors” shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

(3) Approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of Common Stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities and stock of the Company, as the case may be; or

(4) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of Common Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be.

(b) Acceleration of Vesting. Notwithstanding anything in subparagraph 5(c) above to the contrary, if a Change of Control of the Company shall occur, then, without any action by the Committee or the Board, each option granted under this Plan and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full.

(c) Cash Payment. If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Committee, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be cancelled as of the effective date of any such Change in Control and that the holder or holders of such cancelled options shall receive, with respect to some or all of the Common Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

(d) Limitation on Change in Control Payments. Notwithstanding anything in subparagraph 12(b) or 12(c) above or paragraph 13 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in subparagraph 12(b) or 12(c) above or paragraph 13 below (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then such acceleration of exercisability and payments pursuant to subparagraph 12(b) or 12(c) above or paragraph 13 below shall be reduced to the largest amount as, in the sole judgment of the Committee, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

      13.     Dissolution, Liquidation, Merger. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an “Event”), the Committee may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting Common Stock (the “Survivor’s Stock”) of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor’s Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option as of such effective date over (B) the exercise price per Share of the Shares subject to such option, times (y) the number of Shares covered by such option or (ii) declare, at least twenty days prior to the Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event). In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Committee may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each cancelled option to each holder of an option that is cancelled, of cash equal to the amount (if any), for each Share covered by the canceled option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option. At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 13, notwithstanding anything contained in subparagraph 5(c) to the contrary, each option that has not previously expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 13, each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 13. Notwithstanding the foregoing, no person holding an option shall be entitled to the payment provided in this paragraph 13 if such option shall have expired pursuant to subparagraph 5(d)(i) or 5(d)(ii) of this Plan or been cancelled pursuant to paragraph 12(c) of this Plan. For purposes of this paragraph 13, “Event Proceeds per Share” shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

      14.     Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

      15.     Substitute Options. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company, or any parent or subsidiary thereof, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option.

      16.     Compliance With Legal Requirements.

      (a)     General. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

      (b)     Rule 16b-3. With respect to Section 16 Individuals, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

      17.     Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

      18.     Amendment and Discontinuance of Plan. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

      19.     Term.

      (a)     Effective Date. This Plan shall be effective as of November 19, 1996, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than March 31, 1997. Awards may be granted hereunder prior to such shareholder approval, but such awards shall be subject to such shareholder approval. If this Plan is not so approved by such holders, any awards granted under this Plan subject to such approval shall be null and void.

      (b)     Termination. This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 18 above. No award of an incentive stock option shall be made under this Plan after December 1, 2014 (or such other limit as may be required by the Code) if such limitation is necessary to qualify the option as an incentive stock option.

HUTCHINSON TECHNOLOGY INCORPORATED

ANNUAL MEETING OF SHAREHOLDERS
January 26, 2005
10:00 A.M. (Central Time)
40 West Highland Park Drive NE
Hutchinson, Minnesota 55350

Hutchinson Technology Incorporated	proxy
40 West Highland Park Drive NE
Hutchinson, Minnesota 55350

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 26, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Jeffrey W. Green, Wayne M. Fortun, and W. Thomas Brunberg, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

(Continued on other side)

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on January 25, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/htch/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (noon) (CT) on January 25, 2005.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Hutchinson Technology Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

You may change your vote or revoke your proxy at any time before the Annual Meeting by filing with an officer of the Company either a notice of revocation or a duly executed proxy bearing a later date. If you have voted by telephone or via Internet, you may change your vote by calling the toll-free number again and following the instructions or signing on to the website and following the prompts. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person at that time if you do desire.

If you vote by Phone or Internet, please do not mail your Proxy Card

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 W. Thomas Brunberg	05 Russell Huffer	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	02 Archibald Cox, Jr.	06 R. Frederick McCoy, Jr.
	03 Wayne M. Fortun	07 William T. Monahan
	04 Jeffrey W. Green	08 Richard B. Solum

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of amendment and restatement of the Hutchinson Technology Incorporated 1996 Incentive Plan.	☐ For	☐ Against	☐ Abstain

3.	Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the 2005 fiscal year.	☐ For	☐ Against	☐ Abstain

4.	ANY OTHER BUSINESS WHICH MAY PROPERLY BE CONSIDERED AND ACTED UPON AT SAID MEETING.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.